UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

Commission File Number of issuing entity: 333-180779-01

Central Index Key Number of the issuing entity: 0001558013

Morgan Stanley Bank of America Merrill Lynch Trust 2012-C6

(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor: 333-180779

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact name of depositor as specified in its charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

(Exact name of sponsors as specified in their charters)

New York

(State or other jurisdiction of incorporation or organization of the issuing entity)

38-3887004
38-3887005
38-3887006
38-7064513
38-7064514

(I.R.S. Employer Identification No.)

c/o Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD

(Address of principal executive offices)

21045

(Zip Code)

Telephone number, including area code:

(410) 884‑2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 - Other Events.

Effective as of May 4, 2020, Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), a national banking association, replaced LNR Partners, LLC (“LNR Partners”), as special servicer for the El Centro Hotel Portfolio mortgage loan under the MSBAM 2012-C6 securitization.  Midland was appointed (and LNR Partners was removed) at the direction of Waterfall Asset Management, LLC, the controlling class representative, pursuant to the terms of the Pooling and Servicing Agreement dated as of October 1, 2012 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland, as special servicer, Situs Holdings, LLC, as trust advisor, U.S. Bank National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian (the “Pooling and Servicing Agreement”).  As special servicer for the El Centro Hotel Portfolio mortgage loan, Midland will be responsible for the servicing and administration of the El Centro Hotel Portfolio mortgage loan if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the El Centro Hotel Portfolio mortgage loan when such mortgage loan is not specially serviced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Morgan Stanley Capital I Inc.
(Depositor)

By: /s/ Jane Lam
Jane Lam, President

Date: May 5, 2020